Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2026, relating to the financial statements of Lea & Eddy Holdings, LLC, appearing in Registration Statement No. 333-295113 on Form S-1 of EagleRock Land, LLC.

/s/ Deloitte & Touche LLP

Houston, Texas

May 22, 2026